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                                                                  EXHIBIT 23.01

                              CONSENT OF COUNSEL

  We consent to the reference to our firm under the caption "Legal Matters" in Amendment No. 2 to the Registration Statement on Form SB-2 and in the related Prospectus to be filed by Osmotics Corporation on or about March 3, 1997 in connection with the registration of shares of its Common Stock, Representative's Warrants, and Shares obtainable upon the exercise of such warrants.

                                          Fenwick & West LLP

Palo Alto, California

March 3, 1997